                                                                    Exhibit 99.1

                                                   [CORRPRO COMPANIES INC. LOGO]


COMPANY CONTACT                                           WORLD HEADQUARTERS
---------------                                           1090 Enterprise Drive
Robert Mayer                                              Medina, OH 44256
Chief Financial Officer                                   Phone (330) 723-5082
(330) 723-5082                                            Fax (330) 723-0694
                                                          www.corrpro.com

FOR IMMEDIATE RELEASE


                 CORRPRO NAMES JOSEPH P. LAHEY PRESIDENT AND CEO

Medina, Ohio (May 3, 2004) - Corrpro Companies, Inc. (AMEX:CO), a leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets, has named Joseph P. Lahey President and CEO of the Company. Mr. Lahey has also been elected to serve on Corrpro's Board of Directors.

Mr. Lahey, who joins Corrpro from Pluris Capital Advisors Company, a private investment firm which he co-founded, served from 1996 until 2002 as President and CEO of Dallas-based Furmanite Worldwide, Inc., a specialty technical services firm serving energy and power supply chain markets. Mr. Lahey previously held senior executive positions with leading firms that serve other major markets in which Corrpro is active, including six years experience as President and CEO of Barnard and Burk Group, Inc., a supplier of fabrication, engineering, construction and maintenance services to the process industry.

According to Jim Johnson, Corrpro's Chairman of the Board, there were several important selection criteria in evaluating candidates, and Mr. Lahey's past performance, management style and industry experience matched up well against Corrpro's needs.

Mr. Johnson stated, "We were looking for someone with the vision, command and drive to help build Corrpro to its full potential as a leading provider of corrosion control engineering services, systems and equipment. We are extremely impressed by Joe's performance in growing worldwide sales, as well as improving cash flow and profitability during his tenure at Furmanite Worldwide. Also, since we were looking for a leader with broad experience in building companies, we are just as impressed with Joe's strategic thinking and his ability to shape and drive the business plan."

Equally important in the selection process, according to Mr. Johnson, was the candidate's ability to relate well with both employees and customers. Regarding the latter, Mr. Johnson cited the CUSTOMER FIRST initiative that Mr. Lahey implemented at Furmanite Worldwide as a good example of enhancing customer value. Mr. Lahey clearly fully appreciates that a customer-focused strategy for success is ultimately an employee-focused strategy as well.

In conclusion, Jim Johnson stated, "We are extremely pleased to welcome Joe to Corrpro. His credentials and experience are an excellent fit for Corrpro, and we look forward to his strong leadership."

Mr. Lahey succeeds Joseph W. Rog as President and CEO. As previously announced, Mr. Rog will continue to serve on Corrpro's Board of Directors.

Corrpro, headquartered in Medina, Ohio, with offices worldwide, is a leading provider of corrosion control engineering services, systems and equipment to the infrastructure, environmental and energy markets around the world. Corrpro is the leading provider of cathodic protection systems and engineering services, as well as a leading supplier of corrosion protection services relating to coatings, pipeline integrity and reinforced concrete structures. Except for historical information, the matters discussed in this press release are forward-looking statements relating to the business of the Company. The forward-looking statements are made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Words such as "anticipates," "expects," "intends," "plans," "believes," "seeks," "estimates" or variations of such words and similar expressions are intended to identify such forward-looking statements. Actual results may differ materially from those expressed or implied by the forward-looking statements. Factors that may affect the Company's business and performance are set forth in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligation to update any of the information contained or referenced in this press release.